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                                                                      EXHIBIT 21

            LIST OF SUBSIDIARIES OF TRIPLE-S MANAGEMENT CORPORATION

Triple-S, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

Seguros de Vida Triple-S, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

Seguros Triple-S, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

Triple-C, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

Interactive Systems, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

All these subsidiaries are incorporated under the laws of Puerto Rico.

In addition to these subsidiaries Seguros de Vida Triple-S, Inc. has the following wholly-owned subsidiary:

Smart Solutions Insurance Agency Corporation
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

Also Seguros Triple-S, Inc. has the following wholly-owned subsidiary:

Signature Insurance Agency, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico  00920

These subsidiaries are incorporated under the laws of Puerto Rico.